UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 24, 2026

Date of Report (date of earliest event reported)

APYX MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31885	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5115 Ulmerton Road, Clearwater, Florida 33760

(Address of principal executive offices, zip code)

(727) 384-2323

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	APYX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 24, 2026, the Board of Directors (the “Board”) of Apyx Medical Corporation (the “Company”) reconstituted the membership and chairs of its standing committees as described below.

The membership and chairs of the reconstituted committees are as follows:

1.	Audit Committee: Lawrence J. Waldman (Chair), Minnie Baylor-Henry, and Wendy Levine;

2.	Governance and Nominating Committee: Minnie Baylor-Henry (Chair), Lawrence J. Waldman, and Wendy Levine;

3.	Regulatory Compliance Committee: Minnie Baylor-Henry (Chair), Lawrence J. Waldman, and Wendy Levine; and

4.	Compensation Committee: Wendy Levine (Chair), Lawrence J. Waldman, and Minnie Baylor-Henry.

In light of his appointment as Executive Chairman of the Board (effective June 11, 2026), Stavros Vizirgianakis will not serve on any committee of the Board.

The Board has determined that each of Mr. Waldman, Ms. Baylor-Henry, and Ms. Levine is “independent” under the applicable rules of The Nasdaq Global Select Market and the Securities and Exchange Commission. The Board has further determined that Mr. Waldman qualifies as an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APYX MEDICAL CORPORATION

Date: July 24, 2026	By:	/s/ Matthew Hill
	Name:	Matthew Hill
	Title:	Chief Financial Officer, Secretary and Treasurer